                                                                     Exhibit 3.1


                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "INTERMUNE PHARMACEUTICALS MERGER CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF FEBRUARY, A.D. 2000, AT 9 0'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.










                                     /s/ Edward J. Freel
                                     -------------------------------------------
                      [SEAL]         EDWARD J. FREEL, SECRETARY OF STATE
3174542 8100                                                        0251032
                                     AUTHENTICATION:
001068483                                                          02-10-00
                                               DATE:

                         CERTIFICATE OF INCORPORATION OF

                  INTERMUNE PHARMACEUTICALS MERGER CORPORATION

         The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

         The name of this corporation is InterMune Pharmaceuticals Merger Corporation.

                                      II.

         The address of the registered office of the corporation in the State of Delaware is Corporate Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is the Corporate Service Company.

                                      III.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

         A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock."

         B. The total number of shares which the Corporation is authorized to issue is fifty six million seventy thousand shares (56,070,000) shares, thirty million (30,000,000) shares of which shall be Common Stock (the "Common Stock") and twenty six million seventy thousand (26,070,000) shares of which shall be Preferred Stock (the "Preferred Stock"). The Preferred Stock shall have a par value of one tenth of one cent ($0.001) per share, and the Common Stock shall have a par value of one tenth of one cent ($0.001) per share.

         C. One million eight hundred thirty-five thousand (1,835,000) shares of the authorized shares of Preferred Stock are designated Series A-1 Preferred Stock, all of which are issued and outstanding, six million (6,000,000) shares of which are designated Series A-2 Preferred Stock, all of which are issued and outstanding, six million (6,000,000) shares of which are designated Series A-3 Preferred Stock, none of which is issued and outstanding, one million eight hundred thirty-five thousand (1,835,000) shares of which are designated Series A-4 Preferred Stock, none of which is issued and outstanding, five million two hundred thousand (5,200,000) shares of which are designated Series B Preferred Stock, four million nine hundred sixty-six thousand three hundred sixty-one (4,966,361) of which are issued and outstanding, and five million two hundred thousand (5,200,000) shares of which are designated Series B-1 Preferred Stock, none of which is issued and outstanding.

         D. The rights, preferences, privileges, restrictions and other matters relating to the Series A-1, A-2, A-3 and A-4 Preferred and Series B and B-1 Preferred (together, the "Series Preferred") are as follows:

                  1.       DIVIDEND RIGHTS.

                           a.       SERIES B AND B-1 PREFERRED AND SERIES A-2
AND A-3 PREFERRED DIVIDEND RIGHTS. Holders of shares of Series B and B-1 Preferred and Series A-2 and A-3 Preferred shall be entitled to receive, on a pro rata basis, dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series A-1 and A-4 Preferred or the Common Stock of the Corporation (collectively, "Junior Stock") (payable other than in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), at the rate of eight percent (8%) of their respective "Original Issue Price" per share per annum (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) payable quarterly when, as and if declared by the Board of Directors. Such dividends shall be cumulative. The Original Issue Price of the Series A-1 Preferred shall be One Dollar and Twenty Five Cents ($1.25) (the "Series A-1 Original Issue Price"). The Original Issue Price of the Series A-2 Preferred shall be One Dollar and Twenty Five Cents ($1.25) (the "Series A-2 Original Issue Price"). The Original Issue Price of the Series A-3 Preferred shall be One Dollar and Twenty Five Cents ($1.25) (the "Series A-3 Original Issue Price"). The Original Issue Price of the Series A-4 Preferred shall be One Dollar and Twenty Five Cents ($1.25) (the "Series A-4 Original Issue Price"). The Original Issue Price of the Series B Preferred shall be Five Dollars and Fifty Nine Cents ($5.59) (the "Series B Original Issue Price"). The Original Issue Price of the Series B-1 Preferred shall be Five Dollars and Fifty Nine Cents ($5.59) (the "Series B-1 Original Issue Price").

                           b.       SERIES A-1 AND A-4 PREFERRED DIVIDEND
RIGHTS. After the full cumulative dividends described in Section A.1 above have been declared and paid (or after funds sufficient for payment thereof are set aside for payment), the holders of shares of Series A-1 and A-4 Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Corporation (payable other than in Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), at the rate of eight percent (8%) of their original issue price per share per annum (as adjusted for any stock dividends, combinations, splits


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recapitalizations and the like with respect to such shares), payable quarterly when, as and if declared by the Board of Directors. Such dividends shall be cumulative.

                           c.       SUBSEQUENT DIVIDEND RIGHTS. After the full
cumulative dividends described in Sections A.1 and A.2 above have been declared and paid (or after funds sufficient for payment thereof are set aside for payment), the holders of shares of Series B and B-1 Preferred, Series A-2 and A-3 Preferred, Series A-1 and A-4 Preferred and Common Stock shall be entitled to receive, on a pro rata basis, dividends, out of any assets legally available therefor, when, as and if declared by the Board of Directors, based on the number of shares of Common Stock held by each (assuming full conversion to Common Stock of all such shares of Series B and B-1 Preferred, Series A-2 and A-3 Preferred and Series A-1 and A-4 Preferred).

                  2.       VOTING RIGHTS.

                           a.       GENERAL RIGHTS. Except as otherwise provided
herein or as required by law, the Series Preferred shall be voted together with the shares of the Common Stock of the Corporation and not as a separate class at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred are convertible (pursuant to Section E hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                           b.       PROTECTIVE PROVISIONS OF SERIES PREFERRED.
For so long as at least one million (1,000,000) shares of Series Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of each of (i) the holders of at least a majority of the outstanding Series B and B-1 Preferred, voting together as a separate class, and (ii) the holders of at least sixty five percent (65%) of the outstanding Series A-2 and A-3 Preferred, voting together as a separate class shall be necessary for authorizing the following actions:

                                    (i)      CHANGE OF RIGHTS. Any amendment,
alteration, or repeal of any provision of this Certificate of Incorporation or the Bylaws of the Corporation that affects adversely the voting powers, preferences, or other special rights or privileges, qualifications, limitations, or restrictions of any series of the Series Preferred, including, without limitation, the anti-dilution provisions set forth herein;

                                    (ii)     AUTHORIZED SHARES.

                                             (a) Any increase or decrease in the
number of authorized shares of Common Stock or Preferred Stock;


                                       3

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                                            (b) Any authorization or any
designation, whether by reclassification or otherwise, of any new class or series of stock, or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to any series of Series Preferred in rights of redemption, liquidation preference, voting or dividends;

                                    (iii)    REDEMPTION OF SHARES. Any
redemption, repurchase, or other acquisition of Junior Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer);

                                    (iv) CORPORATION SALE. Any agreement by the
Corporation regarding a Corporation Sale (as defined in Section C.4);

                                    (v) DIVIDENDS. Any action that results in
the payment or declaration of a dividend on any shares of Common Stock or Preferred Stock;

                                    (vi) LIQUIDATION. Any voluntary dissolution
or liquidation of the Corporation;

                                    (vii) BOARD OF DIRECTORS. Any increase or
decrease in the authorized number of members of the Board of Directors;

                                    (viii) DEBT OBLIGATION. Unless unanimously
approved by the Board of Directors, any action that would result in a debt obligation of the Corporation in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) or any debt obligation(s) that exceed, in a single transaction or series of related transactions within a twelve (12) month period, Two Million Five Hundred Thousand Dollars ($2,500,000) in total consideration; or

                                    (ix) CHANGE OF PROTECTIVE PROVISIONS. Any
alteration or amendment of the protective provisions set forth in this Section B.2.

                           c.       PROTECTIVE PROVISIONS OF SERIES A-1 AND A-4
PREFERRED. For so long as at least two hundred fifty thousand (250,000) shares of Series A-1 and A-4 Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series A-1 and A-4 Preferred) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least fifty-five percent (55%) of the outstanding Series A-1 and A-4 Preferred shall be necessary for authorizing the following actions:

                                    (i) Change of Rights. Any alteration or
change of the rights, preferences or privileges of the shares of Series A-1 and A-4 Preferred so as to affect adversely such shares;

                                    (ii) Authorized Shares. Any increase or
decrease in the number of authorized shares of Series A-1 and A-4 Preferred;

                                    (iii) Change of Protective Provisions. Any
alteration or amendment of the protective provisions set forth in this Section B.3; or

                                    (iv) Dividends for Series A-2 and A-3
Preferred. Any action that results in the payment or declaration of a dividend on any shares of Series B and B-1 Preferred or Series A-2 and A-3 Preferred.

                           d.       ELECTION OF BOARD OF DIRECTORS. The holders
of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of any such director. The holders of Series A-2 and A-3 Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of any such director. The holders of Series B and B-1 Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Corporation's Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of any such director. Thereafter, the holders of Common Stock and Series Preferred, voting together as a single class, shall be entitled to elect all remaining members of the Board of Directors at each meeting or pursuant to each consent of the Corporation's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

                  3.       LIQUIDATION RIGHTS.

                           a.       Upon any liquidation, dissolution, or
winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of the Series B and B-1 Preferred and Series A-2 and A-3 Preferred shall be entitled to be paid, respectively, out of any assets of the Corporation legally available therefor an amount per share of Five Dollars and Fifty-Nine Cents ($5.59) and One Dollar Twenty-Five Cents ($1.25) plus all declared and unpaid dividends on such shares of Series B and B-1 Preferred and Series A-2 and A-3 Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series B and B-1 Preferred and Series A-2 and A-3 Preferred held by them (such sum, the "Series B, B-1, A-2 and A-3 Preference"). If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series B and B-1 Preferred and Series A-2 and A-3 Preferred shall be insufficient to permit the payment to such holders of the full Series B, B-1, A-2 and A-3 Preference, then, the entire


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

assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B and B-1 Preferred and Series A-2 and A-3 Preferred in proportion to the full amount to which they would otherwise be respectively entitled.

                           b.       Subject to the payment in full of the Series
B, B-1, A-2 and A-3 Preference set forth in Section C.1. above, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of the Series A-1 and A-4 Preferred shall be entitled to be paid out of any assets of the Corporation legally available therefor an amount per share of One Dollar Twenty-Five cents ($1.25) plus all declared and unpaid dividends on such shares of Series A-1 and A-4 Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series A-1 and A-4 Preferred held by them (such sum, the "Series A-1 and A-4 Preference"). If upon the occurrence of such event, the assets and funds to be distributed among the holders of the Series A-1 and A-4 Preferred shall be insufficient to permit the payment to such holders of the full Series A-1 and A-4 Preference, then, subject to the payment in full of the Series B, B-1, A-2 and A-3 Preference, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A-1 and A-4 Preferred in proportion to the full amount to which they would otherwise be respectively entitled.

                           c.       After the payment of the full Series B, B-1,
A-2 and A-3 Preference and the Series A-1 and A-4 Preference set forth in Sections C.1 and C.2, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock.

                           d.       For purposes of Sections C.1 through C.3
above, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, a "Corporation Sale" (as hereafter defined). A "Corporation Sale" means (a) the acquisition of the Corporation by another entity or the acquisition by the Corporation of another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, reclassification, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (b) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to the transaction described in (a) and (b) in this sentence will, immediately after such acquisition or sale, hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.

                                    (i)      In the event of a Corporation Sale,
if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                    (ii)     For securities not subject to
investment letter or other similar restrictions on free marketability covered by
(iii) below:

                                             (a) If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing of any such acquisition or sale transaction;

                                             (b) If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing of any such acquisition or sale transaction; and

                                             (c) If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the Corporation and each of (i) the holders of at least a majority of the voting power of all then outstanding shares of Series B and B-1 Preferred, voting as a separate class, (ii) the holders of at least sixty five percent (65%) of the voting power of all then outstanding shares of Series A-2 and A-3 Preferred, voting together as a separate class, and (iii) the holders of at least fifty five percent (55%) of the voting power of all then outstanding shares of Series A-1 and A-4 Preferred, voting together as a separate class.

                                    (iii)    The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or
(3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and each of (a) the holders of at least a majority of the voting power of all then outstanding shares of Series B and B-1 Preferred, voting as a separate class, (b) the holders of at least sixty five percent (65%) of the voting power of all then outstanding shares of the Series A-2 and A-3 Preferred, voting together as a separate class, and (c) the holders of at least fifty five percent (55%) of the voting power of all then outstanding shares of Series A-1 and A-4 Preferred, voting together as a separate class.

                  4.       REDEMPTION.

                           a.       The Series A-1 and A-4 Preferred, the Series
A-3 Preferred, and Series B-1 Preferred are not redeemable. After April 15, 2004, any outstanding shares of Series B Preferred and Series A-2 Preferred may be redeemed by the vote or written consent of the holders of at least three-fourths of the outstanding shares of Series B Preferred and Series A-2 Preferred, voting together as a single class (a "Notice of Redemption"); provided that the Corporation had revenues of at least Twenty Million Dollars ($20,000,000) for the twelve (12) full calendar months immediately preceding the receipt by the Corporation of the Notice of Redemption. The Corporation shall redeem to the extent it may lawfully do so the number of shares of Series B Preferred and Series A-2 Preferred designated in the Notice of Redemption in four (4) annual installments beginning on the first anniversary of the date of receipt by the Corporation of the Notice of Redemption and ending on the third anniversary from such first


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

redemption date (each a "Redemption Date"). As more particularly provided in Section D.2 below, the Corporation shall effect such redemptions on the applicable Redemption Date (i) by paying in cash in exchange for the shares of Series B Preferred to be redeemed a sum equal to Eleven Dollars Eighteen Cents ($11.18) per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares through such Redemption Date, and (ii) by paying in cash in exchange for the shares of Series A-2 Preferred to be redeemed a sum equal to Two Dollars Fifty Cents ($2.50) per share of Series A-2 Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares through such Redemption Date. The total amount to be paid on a particular Redemption Date to a holder for the redemption of the shares of Series B Preferred and Series A-2 Preferred such holder has requested be redeemed is hereinafter referred to as the "Redemption Price." The number of shares of Series B Preferred and Series A-2 Preferred that the Corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series B Preferred and Series A-2 Preferred outstanding immediately prior to the Redemption Date by (B) the number of remaining Redemption Dates (including the Redemption Date for which such calculation is made). Shares subject to redemption pursuant to this Section III.D shall be redeemed from each holder of Series B Preferred and Series A-2 Preferred on a pro rata basis.

                           b.       On or prior to each Redemption Date, each
holder of shares of Series B Preferred and Series A-2 Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Corporation or to the transfer agent for the Series Preferred, if any, and provided the certificates have been so surrendered the Redemption Price of such shares shall be payable on the Redemption Date (or such later date as the certificates are surrendered if they are surrendered after the Redemption Date) to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series B Preferred and Series A-2 Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series B Preferred and Series A-2 Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series B Preferred and Series A-2 Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

                           c.       Any failure of the Corporation to redeem the
Series B Preferred and Series A-2 Preferred in accordance with this Section D shall give rise to a right of the Series B Preferred to elect one-half of the members of the Corporation's Board of Directors and of the Series A-2 Preferred stockholders to elect one-half of the members of the Corporation's Board of Directors.

                  5.       CONVERSION RIGHTS.

                  The holders of the Series Preferred shall have the following rights with respect to the conversion of the shares of such Series Preferred into shares of Common Stock (the "Conversion Rights"):

                           a.       RIGHT TO CONVERT. Each share of Series
Preferred shall be convertible into shares of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series Preferred. Each share of Series Preferred shall be convertible into the number of fully-paid and nonassessable shares of Common Stock which results from multiplying the Series A-1 Conversion Rate, Series A-2 Conversion Rate, Series A-3 Conversion Rate, Series A-4 Conversion Rate, Series B Conversion Rate, or Series B-1 Conversion Rate (each as defined below) per share in effect for such shares by the number of shares of Series A-1 Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, Series B Preferred, and Series B-1 Preferred being converted. The conversion rate in effect at any time for conversion of each of the Series A-1 Preferred (the "Series A-1 Conversion Rate"), Series A-2 Preferred (the "Series A-2 Conversion Rate"), Series A-3 Preferred (the "Series A-3 Conversion Rate"), Series A-4 Preferred (the "Series A-4 Conversion Rate"), Series B Preferred (the "Series B Conversion Rate"), and Series B-1 Preferred (the "Series B-1 Conversion Rate") shall be the quotient obtained by dividing the Series A-1 Original Issue Price, Series A-2 Original Issue Price, Series A-3 Original Issue Price, Series A-4 Original Issue Price, Series B Original Issue Price, or Series B-1 Original Issue Price by the "Series A-1 Preferred Conversion Price", "Series A-2 Preferred Conversion Price", "Series A-3 Preferred Conversion Price", "Series A-4 Preferred Conversion Price", "Series B Preferred Conversion Price", and Series B-1 Preferred Conversion Price", respectively, calculated as provided below. As of the date of the filing of this Certificate of Incorporation (the "Filing Date"), the initial conversion price per share for the Series A-1 Preferred shall be the Series A-1 Original Issue Price (the "Series A-1 Preferred Conversion Price"), the initial conversion price for the Series A-2 Preferred shall be the Series A-2 Original Issue Price (the "Series A-2 Preferred Conversion Price"), the initial conversion price for the Series A-3 Preferred shall be the Series A-3 Original Issue Price (the "Series A-3 Preferred Conversion Price"), the initial conversion price for the Series A-4 Preferred shall be the Series A-4 Original Issue Price (the "Series A-4 Preferred Conversion Price"), the initial conversion price for the Series B Preferred shall be the Series B Original Issue Price (the "Series B Preferred Conversion Price"), and the initial conversion price for the Series B-1 Preferred shall be the Series B-1 Original Issue Price (the "Series B-1 Preferred Conversion Price"). Such initial Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, Series A-3 Preferred Conversion Price, Series A-4 Preferred Conversion Price, Series B

Preferred Conversion Price, and Series B-1 Preferred Conversion Price shall be subject to adjustment from time to time as provided below.

                           b.       AUTOMATIC CONVERSION. Each share of Series
Preferred shall automatically be converted into shares of Common Stock at its then-effective Conversion Rate (i) immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (a) the public offering price equals or exceeds Seven Dollars Fifty Cents per share ($7.50) (adjusted to reflect stock dividends, stock splits or recapitalizations subsequent to Filing Date) and (b) the aggregate proceeds raised by the Corporation (before underwriting discounts, commissions and fees), equal or exceed Fifteen Million Dollars ($15,000,000), or
(ii) upon the date specified by written consent or the affirmative vote of each of (i) the holders of not less than a majority of the outstanding shares of Series B and B-1 Preferred, voting as a separate class, and (ii) the holders of not less than sixty five percent (65%) of the outstanding shares of Series A-2 and A-3 Preferred, voting together as a separate class, and (iii) the holders of not less than fifty five percent (55%) of the outstanding shares of Series A-1 and A-4 Preferred, voting together as a separate class. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section E.3.

                           c.       MECHANICS OF CONVERSION. Before any holder
of Series Preferred shall be entitled to convert the same into shares of Common Stock, it shall surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series Preferred and shall give written notice to the Corporation at such office that it elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section
E.3 (i) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series Preferred certificate(s) for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and the Corporation shall promptly pay in cash, or to the extent sufficient funds are not legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series Preferred to be converted, except that in the case of an automatic conversion pursuant to Section E.2(i) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section E.2(i) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           d.       FRACTIONAL SHARES. In lieu of any fractional
shares of Common Stock to which the holder of Series Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series Preferred of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                           e.       ADJUSTMENT OF CONVERSION PRICE.

                                    (i)      For purposes of this Section E.5,
the following definitions shall apply:

                                             (a) "EXCLUDED STOCK" shall mean:

                                                 (1) all shares of Common Stock
issued and outstanding on the date this document is filed with the Delaware Secretary of State and shares of Common Stock issuable pursuant to any options, warrants or other rights that are exercisable for shares of Common Stock as of such date;

                                                 (2) all shares of Series
Preferred and the Common Stock into which such shares are convertible;

                                                 (3) up to 2,000,000 shares of
Common Stock, warrants or options to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock, previously issued or issuable to officers, directors, consultants or employees of the Corporation pursuant to any plan or arrangement approved by the Board of Directors of the Corporation;

                                                 (4) any warrants, options or
other securities exercisable for or convertible into Common Stock that are issued in connection with any equipment leasing arrangement or debt financing from a bank or similar financial institution;

                                                 (5) up to 200,000 shares of
Common Stock issued in connection with strategic transactions involving the Corporation and other entities, including joint ventures, manufacturing, marketing, distribution, technology transfer or development arrangements;

                                                 (6) any other shares of Common
Stock issued with the unanimous consent of the Board of Directors; and

                                                 (7) Common Stock issued in a
transaction described in Section E.5(d) below.

                                                 (8) All outstanding shares of
Excluded Stock (including any shares issuable upon conversion of the Series Preferred) shall be deemed to be outstanding for all purposes of the computations of Section E.5(c) below.

                                             (b) "FINANCING" shall mean any
issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a transaction where the holders of Series Preferred are offered an opportunity to purchase their Preferred Pro Rata Share of the additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) issued in such transaction.

                                             (c) "PREFERRED PRO RATA SHARE"
shall mean the amount determined by multiplying the total number shares of Common Stock (including securities exercisable for or convertible into Common Stock) offered for sale by the Corporation in a transaction to the holders of the Series B and B-1 Preferred, Series A-2 and A-3 Preferred and Series A-1 and A-4 Preferred by a fraction, (x) the numerator of which is the total number of shares of Series B and B-1 Preferred, Series A-2 and A-3 Preferred or Series A-1 and A-4 Preferred (on an as-converted basis) held by such holder, and (y) the denominator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) then outstanding.

                                             (d) "SERIES B DILUTIVE ISSUANCE"
shall mean an issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Series B Preferred Conversion Price in effect on the date of and immediately prior to such issue. "Series A Dilutive Issuance" shall mean an issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Series A-1 Preferred Conversion Price or Series A-2 Preferred Conversion Price in effect on the date of and immediately prior to such issue.

                                             (e) "PARTICIPATING HOLDER" shall
mean any holder of Series A-1 Preferred that, together with any affiliate of such holder, purchases at least twenty-five percent (25%) of its Preferred Pro Rata Share of a Series A Dilutive Issuance, any holder of Series A-2 Preferred that, together with any affiliate of such holder, purchases at least fifty percent (50%) of its Preferred Pro Rata Share of a Series A Dilutive Issuance, and any holder of Series B Preferred that, together with any affiliate of such holder, purchases at least fifty percent (50%) of its Preferred Pro Rata Share of a Series B Dilutive Issuance.

                                             (f) "NON-PARTICIPATING HOLDER"
shall mean any holder of Series A-1 Preferred, Series A-2 Preferred, or Series B Preferred that is not a Participating Holder.

                                    (ii)     SHADOW PREFERRED. In the event the
Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) other than Excluded Stock in a Series B Dilutive Issuance or Series A Dilutive Issuance, as the case may be (i) each share of Series B Preferred held by each and every Non-Participating Holder shall, immediately prior to the closing of the applicable Series B Dilutive Issuance, be automatically converted into one fully-paid and nonassessable share of Series B-1 Preferred, (ii) each share of Series A-2 Preferred held by each and every Nonparticipating Holder shall, immediately prior to the closing of the applicable Series A Dilutive Issuance, be automatically converted into one fully-paid and nonassessable share of

Series A-3 Preferred, and (iii) each share of Series A-1 Preferred held by each and every Nonparticipating Holder shall, immediately prior to the closing of the applicable Series A Dilutive Issuance, be automatically converted into one fully-paid and nonassessable share of Series A-4 Preferred. The Series B-1 Preferred Conversion Price will not be adjusted in the Series B Dilutive Issuance. The Series A-3 Preferred Conversion Price and the Series A-4 Preferred Conversion Price will not be adjusted in the Series A Dilutive Issuance. The Series B-1 Preferred Conversion Price shall be equal to the Series B Preferred Conversion Price in effect immediately prior to their conversion to Series B Preferred. The Series A-3 Preferred Conversion Price shall be equal to the Series A-2 Preferred Conversion Price in effect immediately prior to their conversion to Series A-3 Preferred. The Series A-4 Preferred Conversion Price shall be equal to the Series A-1 Preferred Conversion Price immediately prior to their conversion to Series A-4 Preferred. Upon the conversion of the Series A-1 Preferred, Series A-2 Preferred, and Series B Preferred held by a Nonparticipating Holder as set forth herein, such shares of Series A-1, Series A-2 Preferred, and Series B Preferred shall no longer be outstanding on the books of the Corporation and the Nonparticipating Holder shall be treated for all purposes as the record holder of such shares of Series A-4 Preferred, Series A-3 Preferred, and Series B-1 Preferred, respectively. The Corporation shall, as soon as practicable following the delivery of certificates representing such converted shares of Series A-3 Preferred, Series A-4 Preferred, and Series B-1 Preferred issue and deliver to such holder of such converted shares of Series A-3 Preferred, Series A-4 Preferred, and Series B-1 Preferred a certificate or certificates for the number of shares of Series A-3 Preferred, Series A-4 Preferred, and Series B-1 Preferred to which such holder shall be entitled as aforesaid.

                                    (iii)    ADJUSTMENT OF CONVERSION PRICE FOR
ISSUANCE OF COMMON STOCK. No adjustment in the Series A-3 Preferred Conversion Price, Series A-4 Preferred Conversion Price, or Series B-1 Preferred Conversion Price shall be made in respect of the issuance of additional shares of Common Stock (other than in the event of stock dividends, subdivisions, split-ups, combinations or recapitalizations which are covered by Sections E.5(d),(e), (f) and (g) below). The Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, and Series B Preferred Conversion Price shall be subject to adjustment from time to time as follows:

         If the Corporation shall issue, or is deemed by express provisions herein to issue, any Common Stock other than Excluded Stock, for a consideration per share less than the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, or Series B Preferred Conversion Price, as the case may be, in effect immediately prior to the issuance of such Common Stock (other than in the event of stock dividends, subdivisions, split-ups, combinations or recapitalizations which are covered by Sections E.5(d),(e), (f) and (g) below), the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, and Series B Preferred Conversion Price, for such affected Series Preferred alone, in effect immediately after each such issuance shall forthwith (except as provided in this Section E.5(c)) be adjusted to a price equal to the quotient obtained by dividing:

                           a)       an amount equal to the sum of:

                                    (1)      the total number of shares of
Common Stock outstanding (including any shares of Common Stock issuable upon conversion of Series Preferred or exercise or conversion of all other rights, options or convertible or exchangeable securities) immediately prior to such issuance multiplied by the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, and Series B Preferred Conversion Price, as the case may be, in effect immediately prior to such issuance, plus

                                    (2)      the consideration received by the
Corporation upon such issuance, by

                           b)       the total number of shares of Common stock
outstanding (including any shares of Common Stock issuable upon conversion of the Series Preferred or exercise or conversion of all other rights, options or convertible or exchangeable securities) immediately prior to issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, or Series B Preferred Conversion Price, as the case may be, resulting from such issuance or resulting from the adjustment in the conversion price of any series of Series Preferred).

         For purposes of any adjustment of the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, or Series B Preferred Conversion Price pursuant to this clause (b), the following provisions shall be applicable:

                                    (1)      In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                                    (2)      In the case of the issuance of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange such fair market value as determined by the Board of Directors shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued. For the purpose of any computation pursuant to this Section E.5(c), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this section are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors of the Corporation.

                                    (3)      In the case of the issuance of (i)
options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                             (a) the aggregate maximum number
of shares of Common Stock deliverable upon exercise of such options to purchase rights to subscribe for Common Stock, to the extent then exercisable, shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections a. and b. above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                             (b) the aggregate maximum number
of shares of Common Stock deliverable, to the extent then exercisable, upon conversion of or in exchange, to the extent then convertible or exchangeable, for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections a. and b. above);

                                             (c) on any change in the number
of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, or Series B Preferred Conversion Price shall forthwith be readjusted to such Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, or Series B Preferred Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change, or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                             (d) on the expiration of any
such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, or Series B Preferred Conversion Price shall forthwith be readjusted to such the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, or Series B Preferred Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                           (iv)     If the number of shares of Common Stock
outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, the Series A-3 Preferred Conversion Price, the Series A-4 Preferred Conversion Price, Series B Preferred Conversion Price and Series B-1 Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Series Preferred shall be increased in proportion to such increase of outstanding shares.

                           (v)      If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, the Series A-3 Preferred Conversion Price, the Series A-4 Preferred Conversion Price, Series B Preferred Conversion Price and Series B-1 Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Series Preferred shall be decreased in proportion to such decrease in the outstanding shares.

                           (vi)     In case the Corporation shall declare a cash
dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of this capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Series A-1 and A-4 Preferred and Series A-2 and A-3 Preferred shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such series of Series Preferred is convertible.

                           (vii)    In case, at any time after the date hereof,
of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into any person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of Series Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition it had converted its shares of Series Preferred into Common Stock. The provisions of this subsection (g) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                           (viii)   All calculations under this Section E shall
be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be..

                  f. MINIMAL ADJUSTMENTS. No adjustment in the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, the Series A-3 Preferred Conversion Price, the Series A-4 Preferred Conversion Price, Series B Preferred Conversion Price or Series B-1 Preferred Conversion Price need be made if such adjustment would result in a change in such Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, the Series A-3 Preferred Conversion Price, the Series A-4 Preferred Conversion Price, Series B Preferred Conversion Price and Series B-1 Preferred Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, the Series A-3 Preferred Conversion Price, the Series A-4 Preferred Conversion Price, Series B Preferred Conversion Price and Series B-1 Preferred Conversion Price.

                  g. NO DILUTION OR IMPAIRMENT. Without the consent of each of (i) the holders of the then outstanding Series B and B-1 Preferred, voting as a separate class, and (ii) the holders of the then outstanding Series A-1 and A-4 Preferred and Series A-2 and A-3 Preferred, voting together as a separate class, if and as required under Section B.2, the Corporation shall not amend this Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.

                  h. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, the Series A-3 Preferred Conversion Price, the Series A-4 Preferred Conversion Price, Series B Preferred Conversion Price and Series B-1 Preferred Conversion Price pursuant to this Section E, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Series A-1 Preferred Conversion Price, Series A-2 Preferred Conversion Price, the Series A-3 Preferred Conversion Price, the Series A-4 Preferred Conversion Price, Series B Preferred Conversion Price and Series B-1 Preferred Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Series Preferred.

                  i. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series Preferred at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                  j. REISSUANCE OF CONVERTED SHARES. No shares of Series Preferred which have been converted into Common Stock after the original issuance thereof shall ever again be reissued.

                  k. NOTICES. Any notice required by the provisions of this Section E shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  l. PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

                                       V.

         For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A.       MANAGEMENT.

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

         2.       BOARD OF DIRECTORS.

                  a. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1993 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. During such time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law ("CGCL"), this Section B.1. of this
Article V shall become effective and be applicable only when the corporation is a "listed" corporation within the meaning of Section 301.5 of the CGCL.

                  b. In the event that the corporation is unable to have a classified board under applicable law, Section 301.5 of the CGCL, Section A.2.a. of this Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

                  c. No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled, unless, at the time of such election, the corporation (i) is subject to Section 2115(b) of the CGCL AND (ii) is not or ceases to be a "listed" corporation under Section
301.5 of the CGCL. During this time, every stockholder entitled to vote at an election for directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are otherwise entitled, or distribute the stockholder's votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder's votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder's intention to cumulate such stockholder's votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

         Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         3.       REMOVAL OF DIRECTORS

                  a. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

                  b. At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.

         4.       VACANCIES.

                  a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                  b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                  c. At any time or times that the corporation is subject to Section 2115(b) of the CGCL, if, after the filling of any vacancy by the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

                           (i)      Any holder or holders of an aggregate of
five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

                           (ii) The Superior Court of the proper county shall,
upon application of such stockholder or stockholders, summarily order a special meeting of stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL. The term of office of any director shall terminate upon that election of a successor.

         B. BYLAW AMENDMENTS. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

         C. BALLOTS. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

         D. ACTION BY STOCKHOLDERS. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the


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

closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

         E. ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI.

         A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

         B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times the corporation is subject to Section 2115(b) to the limits on such excess indemnification set forth in Section 204 of the CGCL.

         C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph
B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                      VIII.

         The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:


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

         A. DIVIDEND RIGHTS. Subject to the provisions of Article IV.A., the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         B. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Article IV.C.

         C. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one (1) vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law

                                       IX.

         The name and the mailing address of the Sole Incorporator is as follows:

                               Heather Gorman
                               Cooley Godward LLP
                               3000 El Camino Real
                               Five Palo Alto Square
                               Palo Alto, CA 94306

         IN WITNESS WHEREOF, this Certificate has been subscribed this 10th day of February, 2000 by the undersigned who affirms that the statements made herein are true and correct.

                                                    /s/ Heather Gorman
                                                    ----------------------------
                                                    HEATHER GORMAN
                                                    Sole Incorporator


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